Exhibit 99.3

AMENDMENT NO. 1

TO THE ASSET SALE AGREEMENT

AMENDMENT NO. 1, dated as of October 30, 2009 (this “Amendment No. 1”), to the Asset Sale Agreement, dated as of July 24, 2009 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and the Affiliates of the foregoing listed in Exhibit A to the Agreement (collectively, the “Sellers”) and Telefonaktiebolaget L M Ericsson (publ) (the “Buyer” and, together with the Sellers, the “Parties”).

WHEREAS, the Parties wish to amend the Agreement; and

WHEREAS, pursuant to Section 10.4 of the Agreement, the Agreement may be amended pursuant to a written agreement among the Parties;

NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein or amended hereby, capitalized terms used herein which are defined in the Agreement, as amended at any time and from time to time hereafter, shall have the meanings ascribed to them in the Agreement.

2.	Termination. Section 9.1(b)(ii) is hereby amended such that the words “October 31, 2009” are deleted and replaced in their entirety with the words “November 30, 2009”.

3.	Effectiveness. This Amendment No. 1 shall become effective as of the date first written above (the “First Amendment Effective Date”).

4.	Reference to and Effect on the Agreement.

(a)	On or after the First Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment No. 1.

(b)	Except as amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

5.

Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which will be an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

6.	Governing Law. The interpretation of this Amendment No. 1, and any questions, claims, disputes, remedies or Actions arising from or related to this Amendment No. 1, and any relief or remedies sought by any party hereunder, shall be governed exclusively by the Laws of the State of New York applicable to Contracts made and to be performed in that State and without regard to the rules of conflict of laws of any other jurisdiction. Any Action arising out of or relating to this Amendment No. 1 shall be resolved in accordance with Section 10.6 of the Asset Sale Agreement.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly entered into this Amendment No. 1 as of the date first written above.

NORTEL NETWORKS CORPORATION

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: General Counsel Corporate – Secretary

By:	/s/ Grace McDonald
Name: Grace McDonald
Title: Assistant Secretary

NORTEL NETWORKS LIMITED

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: General Counsel Corporate – Corporate Secretary

By:	/s/ Grace McDonald
Name: Grace McDonald
Title: Assistant Secretary

NORTEL NETWORKS INC.

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: Chief Legal Officer

TELEFONAKTIEBOLAGET L M ERICSSON (PUBL)

By:	/s/ Richard Gullbo
Name: Richard Gullbo
Title: Director, M&A

By:	/s/ Martin Backman
Name: Martin Backman
Title: Senior Group Legal Counsel